UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
_______________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event
reported): July 22, 2013

Emerson Electric Co.
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(Exact Name of Registrant as Specified in Charter)

Missouri --------------------------------- (State or Other Jurisdiction of Incorporation)	1-278 ------------------- (Commission File Number)	43-0259330 --------------------------- (I.R.S. Employer Identification Number)

8000 West Florissant Avenue St. Louis, Missouri ------------------------------------------------ (Address of Principal Executive Offices)	63136 ------------------ (Zip Code)

Registrant’s telephone number, including area code:

(314) 553-2000
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

The following information is furnished pursuant to Regulation FD.

Emerson 3-Month Orders Growth
(Percentage change versus prior year; trailing 3-month averages, excluding acquisitions and divestitures)

	April ‘13	May ‘13	June ‘13
Process Management	-5 to 0	+5 to +10	+10 to +15
Industrial Automation	-15 to -10	-10 to -5	-5
Network Power	-10 to -5	-5	-5 to 0
Climate Technologies	-5 to 0	-5 to 0	0 to +5
Commercial & Residential Solutions	0 to +5	+5	0 to +5
Total Emerson	-5	-5 to 0	0 to +5

June 2013 Orders Comments

Trailing three-month orders were positive, as comparisons eased and weaker markets began to stabilize, though economic conditions remain uncertain overall. Order trends are improving, as growth resumed after being down since February, but global business confidence remains low with cautious levels of investment. Growth was led by strengthening demand in Process Management, driven by global energy investment. Currency translation added less than 1 percent.

Process Management orders continued to benefit from global investment in oil and gas, power, and chemical end markets. Growth resumed in North America, supported by accelerating gas investments, and projects in Europe, Latin America, and Middle East/Africa drove increases as well. Asia declined slightly, as demand in Australia and India slowed but remained at high levels. Currency translation added 3 percentage points due to favorable backlog revaluation.

Industrial Automation orders decreased as weak market conditions continued for industrial goods, particularly in Europe. The rate of decline improved primarily due to easier comparisons. The power generating alternators business and renewable energy end markets experienced the most weakness. Excluding these businesses, orders were essentially flat.

Network Power orders declined versus the prior year but continued to improve sequentially, with easing comparisons in the embedded computing and power business and slight growth in the network power systems business. Investment in data center and telecommunications infrastructure remained soft overall, with mixed trends among end markets.

Climate Technologies orders increased slightly, reflecting varied demand levels among businesses. Growth resumed in the U.S. air conditioning business, supported by warmer weather. The refrigeration business strengthened, driven by stronger orders in industrial markets and some improvement in stationary and transportation. Orders in Asia remained sluggish and Europe weakened slightly.

Commercial & Residential Solutions orders grew moderately, as investment continued in U.S. residential end markets. Growth was led by the professional tools and food waste disposers businesses.

Upcoming Investor Events

On Tuesday, August 6, 2013, Emerson will report third quarter 2013 results. Management will discuss the results during a conference call at 2:00 p.m. ET the same day. Interested parties may listen to the live conference call via the Internet by visiting Emerson's website at www.Emerson.com/financial and completing a brief registration form. A replay of the conference call will remain available for approximately three months.

Forward-Looking and Cautionary Statements

Statements in this Current Report on Form 8-K that are not strictly historical may be “forward-looking” statements, which involve risks and uncertainties, and Emerson undertakes no obligation to update any such statements to reflect later developments. These risks and uncertainties include economic and currency conditions, market demand, pricing, protection of intellectual property, and competitive and technological factors, among others, as set forth in the Company's most recent Annual Report on Form 10-K and subsequent reports filed with the SEC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMERSON ELECTRIC CO. (Registrant)

Date:	July 22, 2013	By:	/s/ John G. Shively
John G. Shively Assistant General Counsel and Assistant Secretary